ENERGY TRANSFER EQUITY, L.P.
$700,000,000 5.875% Senior Notes due 2024

PURCHASE AGREEMENT

May 22, 2014

CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the
several Purchasers (the “Representative”),

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010-3629

Ladies and Gentlemen:

1.Introductory. Energy Transfer Equity, L.P., a Delaware limited partnership (the “Partnership”), agrees with the several initial purchasers named in Schedule A hereto (the “Purchasers”) subject to the terms and conditions stated herein, to issue and sell to the several Purchasers $700,000,000 principal amount of its 5.875% Senior Notes due 2024 (the “Offered Securities”), to be issued under an indenture (the “Base Indenture”), dated as of September 20, 2010, between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of September 20, 2010, the second supplemental indenture, dated as of February 16, 2012, the third supplemental indenture, dated as of April 24, 2012, the fourth supplemental indenture, dated as of December 2, 2013, the fifth supplemental indenture, to be dated as of the Closing Date (as defined herein) and the sixth supplemental indenture, to be dated as of the Closing Date (the “Sixth Supplemental Indenture,” and collectively, the “Indenture”). The general partner of the Partnership is LE GP, LLC, a Delaware limited liability company (the “General Partner” and, together with the Partnership, the “Partnership Entities”); the Partnership Entities, Energy Transfer Partners, L.L.C., a Delaware limited liability company (“ETP GP LLC”), Energy Transfer Partners GP, L.P., a Delaware limited partnership (“ETP GP LP”), Energy Transfer Partners, L.P., a Delaware limited partnership (“ETP”), ETE GP Acquirer LLC, a Delaware limited liability company (“ETE GP Acquirer”), ETE Services Company, LLC, a Delaware limited liability company (“ETE Services”), Regency GP LLC, a Delaware limited liability company (“Regency GP LLC”), Regency GP LP, a Delaware limited partnership (“Regency GP LP”), Regency Energy Partners LP, a Delaware limited partnership (“Regency”), Regency Employees Management Holdings LLC, a Delaware limited liability company (“Regency Employees Management Holdings”), Regency Employees Management LLC, a Delaware limited liability company (“Regency Employees Management”), ETE Common Holdings, LLC, a Delaware limited liability company (“ETE Common Holdings”), and ETE Common Holdings Member, LLC, a Delaware limited liability company (“ETE Common Holdings Member”), are hereinafter collectively referred to as the “Energy Transfer Entities.”

The Partnership previously issued $450,000,000 in aggregate principal amount of its 5.875% Senior Notes due 2024 under the Indenture (the “Existing 2024 Notes”). The Offered Securities constitute an issuance of additional notes under the Indenture. The Offered Securities will have identical terms to the Existing 2024 Notes, will be treated as a single class of notes for all purposes under the Indenture, and will, following the consummation of the Exchange Offer (as defined herein), have the same CUSIP number as the Existing 2024 Notes and will trade fungibly with the Existing 2024 Notes.

The Offered Securities will be secured equally and ratably with the Existing 2024 Notes, by a first-priority lien, subject to Permitted Liens (as defined in the Indenture), on substantially all of the tangible and intangible assets of the Partnership and its Restricted Subsidiaries (defined in the Indenture to exclude, among other things, ETP and its subsidiaries, and Regency and its subsidiaries), now owned or hereafter acquired by the Partnership and any such Restricted Subsidiary, that secure the borrowings under (x) the Senior Secured Term Loan Agreement dated December 2, 2013 (as amended on April 16, 2014, the “Term Loan Agreement”), among the Partnership, Credit Suisse

1

AG, as administrative agent, and the lenders party thereto, (y) the Credit Agreement dated December 2, 2013 (as amended on May 7, 2014, the “Revolving Credit Agreement” and, together with the Term Loan Agreement, the “Credit Agreements”), among the Partnership, Credit Suisse AG, as administrative agent, and the lenders party thereto and (z) the existing 7.500% Senior Notes due 2020 (the “Existing 2020 Notes” and, together with the Existing 2024 Notes, the “Existing Notes” and, together with the Credit Agreements, the “Existing Indebtedness”), subject to certain exceptions as described in the Indenture and the Collateral Documents (as defined below) (the “Collateral”). The Collateral is described in the Second Amended and Restated Pledge and Security Agreement dated December 2, 2013, as amended and supplemented to date (the “Security Agreement”) among the Partnership, the other grantors party thereto and U.S. Bank National Association, as collateral agent (the “Collateral Agent”). The “Collateral Documents” as used herein means the Security Agreement and each other security document or pledge agreement executed by the Partnership or any subsidiaries of the Partnership from time to time to secure the Existing 2024 Notes and the Offered Securities. The rights of the holders of the Offered Securities with respect to the Collateral will be further governed by the Amended and Restated Collateral Agency Agreement, dated December 2, 2013, as amended and supplemented by a joinder on the Closing Date (the “Collateral Agency Agreement”), among the administrative agents under the Credit Agreements, the Trustee, the Collateral Agent, the Partnership and the other grantors from time to time party thereto.

The Partnership intends to use the net proceeds from the issuance of the Offered Securities to repay borrowings under the Revolving Credit Agreement and to pay related fees and expenses, and any remaining net proceeds will be used for general partnership purposes.

The holders of the Offered Securities will be entitled to the benefits of a Registration Rights Agreement dated as of the Closing Date between the Partnership and the Representative (the “Registration Rights Agreement”), pursuant to which the Partnership agrees (i) to file a registration statement with the Commission relating to debt securities of the Partnership with terms substantially identical to the Offered Securities to be offered in exchange for the Offered Securities (the “Exchange Securities”) (the “Exchange Offer”) and (ii) in certain circumstances, a registration statement relating to the resale of the Offered Securities under the Securities Act.

The Partnership hereby agrees with the several Purchasers as follows:

2.Representations and Warranties of the Partnership. The Partnership represents and warrants to, and agrees with, the several Purchasers that:

(a)Offering Memorandum; Certain Defined Terms. The Partnership has prepared or will prepare a Preliminary Offering Memorandum and a Final Offering Memorandum.

For purposes of this Agreement:

“Applicable Time” means 3:30 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Final Offering Memorandum” means the final offering memorandum relating to the Offered Securities to be offered by the Purchasers that discloses the offering price and other final terms of the Offered Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405) that constitutes an offer to sell or a solicitation of an offer to buy the Offered Securities and is made by means other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“General Disclosure Package” means the Preliminary Offering Memorandum together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“General Solicitation Communication” shall have the meaning set forth in Section 2 herein.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Partnership, used or referred to by the Partnership or containing a description of the final terms of the Offered Securities or of their offering, in the form retained in the Partnership’s records.

“Permitted General Solicitation Communication” has the meaning set forth in Section 2 herein.

“Preliminary Offering Memorandum” means the preliminary offering memorandum, dated May 22, 2014, relating to the Offered Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule B hereto. Supplemental Marketing Materials include, but are not limited to, the electronic roadshow slides and the accompanying audio recording.

“Trust Indenture Act” means the United States Trust Indenture Act of 1939, as amended.

Any reference to the Preliminary Offering Memorandum, the Final Offering Memorandum or any Free Writing Communication shall be deemed to refer to and include the documents, if any, incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. Any reference herein to the terms “amend,” “amendment” or “supplement,” with respect to the Preliminary Offering Memorandum, the Final Offering Memorandum or any Free Writing Communication shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the date of such Preliminary Offering Memorandum, the Final Offering Memorandum or such Free Writing Communication, as the case may be, and deemed to be incorporated therein by reference. Any reference herein to financial statements and schedules and other information that is “contained,” “included” or “stated” (or other references of like import) in the General Disclosure Package (as defined herein), including the Preliminary Offering Memorandum or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in the General Disclosure Package or Final Offering Memorandum, as the case may be. Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

(b)Disclosure. As of the date of this Agreement, the Final Offering Memorandum does not, and as of the Closing Date, the Final Offering Memorandum will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Applicable Time, and as of the Closing Date, neither (i) the General Disclosure Package, (ii) any individual Supplemental Marketing Material, when considered together with the General Disclosure Package, nor (iii) any General Solicitation Communication, when considered together with the General Disclosure Package, included, or will include, any untrue statement of a material fact or omitted, or will omit, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary or Final Offering Memorandum, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication based upon written information furnished to the Partnership by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Purchaser consists of the information described as such in Section 8(b) hereof. Except as disclosed in the General Disclosure Package, the Partnership’s Annual Report on Form 10‑K most recently filed with the Commission and all subsequent reports (collectively, the “Exchange Act Reports”) which have been filed by the Partnership with the Commission or sent to holders of its limited partnership units pursuant to the Exchange Act and incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum, on the date hereof and on the closing date, conform and will conform as the case may be, in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(c)Capitalization. As of the date of this Agreement, the Partnership has an authorized and outstanding equity capitalization as set forth in the section of the Preliminary Offering Memorandum entitled “Capitalization” (including any similar sections or information, if any, contained in any Free Writing Communication), and, as of the Closing Date, the Partnership shall have an authorized and outstanding capitalization as set forth in the section of the Final Offering Memorandum entitled “Capitalization” (including any similar sections or information, if any contained in any Issuer Free Writing Communication). All of the issued and outstanding general partner interests, incentive distribution rights, limited partner interests, limited liability company interests and other securities of the Energy Transfer Entities (i) have been duly authorized and are validly issued and are fully paid (to the extent of such entity’s limited liability company or limited partnership agreement) and non-assessable (except as such non-assessability may be affected by the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), (ii) are owned directly or indirectly by the Energy Transfer Entities, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (collectively, “Liens”), except for Liens pursuant to the Existing Indebtedness, (iii) have been issued in compliance with all applicable Securities Laws and (iv) were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No further approval or authority of the security holders of the Board of Directors of the General Partner are required for the offering and sale of the Offered Securities. The Partnership’s Certificate of Limited Partnership and the Third Amended and Restated Agreement of Limited Partnership, as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 to such agreement, each as incorporated by reference as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.

(d)Formation and Qualification of the Energy Transfer Entities. Each of the Energy Transfer Entities has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company, as the case may be, under the laws of its respective jurisdiction of formation, with full partnership or limited liability company power, as the case may be, and authority necessary to own, lease and operate its properties and conduct its business as described in the General Disclosure Package and (i) in the case of the General Partner, to act as the general partner of the Partnership, (ii) in the case of ETP GP LLC, to act as the general partner of ETP GP LP, (iii) in the case of ETP GP LP, to act as the general partner of ETP, (iv) in the case of Regency GP LLC, to act as the general partner of Regency GP LP, (v) in the case of Regency GP LP, to act as the general partner of Regency Energy Partners LP, and (vi) in the case of the Partnership, to issue and deliver the Offered Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Offered Securities.

(e)Foreign Qualification and Registration. Each of the Energy Transfer Entities is duly registered or qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, have (i) a material adverse effect on the business, properties, financial condition or results of operations of the Energy Transfer Entities and its consolidated subsidiaries taken as a whole, (ii) prevent or materially interfere with the consummation of the transactions contemplated by the Transaction Documents (as defined below), including the offering, on a timely basis or (iii) subject the limited partners of the Partnership, ETP, Sunoco Logistics Partners L.P. (“Sunoco Logistics”) or Regency to any material liability or disability (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) , (ii) and (iii) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of each Energy Transfer Entity, the applicable jurisdictions are set forth on Schedule D hereto.

(f)Corporate Structure. The entities listed on Schedule E hereto are the only wholly-owned subsidiaries, direct or indirect, of the Partnership, ETP, Sunoco Logistics or Regency; other than these subsidiaries, the Partnership, ETP, Sunoco Logistics and Regency do not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity other than those entities listed on Schedule F; complete and correct copies of the formation and governing documents of each of the Energy Transfer Entities and all amendments thereto have been delivered to the Purchasers, and, no changes thereto will be made on or after the date hereof, through and including the Closing Date; and each of the Energy Transfer Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such applicable jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(g)Due Authorization. The Partnership and the applicable Energy Transfer Entities which are parties to the Transaction Documents (defined below) have full right, power and authority to execute and deliver this Agreement, the Offered Securities, the Sixth Supplemental Indenture, the Registration Rights Agreement and the joinder to the Collateral Agency Agreement (the “Offered Securities Transaction Documents”), including granting the Liens and security interests to be granted by it pursuant to the Indenture and the Collateral Documents and to perform their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Indenture, the Collateral Documents to the extent a party thereto (the “Existing Transaction Documents” and collectively with the Offered Securities Transaction Documents, the “Transaction Documents”) and the consummation of the transactions contemplated thereby has been duly and validly taken.

(h)Agreement. This Agreement has been duly authorized, executed and validly delivered by the Partnership and conforms in all material respects to the information in the General Disclosure Package and the description of this Agreement in the Final Offering Memorandum.

(i)No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Partnership and any person that would give rise to a valid claim against the Partnership or any Purchaser for a brokerage commission, finder’s fee or other like payment.

(j)Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by the Partnership; and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Registration Rights Agreement will have been duly executed and delivered and will be the valid and legally binding obligations of the Partnership, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”).

(k)Exchange Securities. On the Closing Date, the Exchange Securities will have been duly authorized by the Partnership; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Partnership, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(l)Offered Securities. The Offered Securities have been duly authorized by the Partnership and, when the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date, such Offered Securities will have been duly executed, authenticated, issued and delivered, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Offering Memorandum, and when delivered and paid for pursuant to the terms of this Agreement, the Offered Securities will constitute valid and legally binding obligations of the Partnership, with the Offered Securities entitled to the benefits and security provided by the Indenture and the Collateral Documents and enforceable in accordance with their terms, subject to the Enforceability Exceptions.

(m)Indenture; Security Interests. The Indenture (including the Sixth Supplemental Indenture) has been duly authorized by the Partnership and has been duly qualified under the Trust Indenture Act; on the Closing Date, the Indenture (including the Sixth Supplemental Indenture) will have been duly executed and delivered and will constitute a valid and legally binding instrument enforceable in accordance with its terms, subject to the Enforceability Exceptions; when the Offered Securities are delivered and paid for, all filings, including, any UCC-1 financing statements and other documents entered into prior to the date hereof (collectively, the “Security Documents”), and other actions necessary or desirable to perfect a first-priority security interest (subject to no Liens except with respect to obligations under the Existing Indebtedness and Permitted Liens) in the Collateral will have been duly made or taken in each place in which such filing or recording is required to create, protect, preserve and perfect the security interest created by the Collateral Documents and the Security Documents and will be in full force and effect, and all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Indenture, the Collateral Documents and the Security Documents and the issuance of the Offered Securities will have been paid; and when the Offered Securities are delivered and paid for, and all other such actions taken, the Collateral Agent will have a valid and perfected first-priority security interest (subject to no Liens except with respect to obligations under the Existing Indebtedness and Permitted Liens) in the Collateral.

(n)Collateral Documents and Collateral Agency Agreement. Each of the Collateral Documents and the Collateral Agency Agreement has been duly authorized by the Partnership and the other Energy Transfer Entities party thereto, and each of the Collateral Documents and the Collateral Agency Agreement has been duly executed and delivered by the Partnership and the other Energy Transfer Entities party thereto and constitutes a valid and binding agreement of the Partnership and the other Energy Transfer Entities party thereto, enforceable against the Partnership and the other Energy Transfer Entities party thereto, in accordance with its terms, subject to the Enforceability Exceptions, and, on the Closing Date, the joinder to the Collateral Agency Agreement, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and binding agreement of the Partnership and the other Energy Transfer Entities party thereto, enforceable against the Partnership and the other Energy Transfer Entities party thereto, in accordance with its terms, subject to the Enforceability Exceptions.

(o)Descriptions of the Transaction Documents; Collateral. Each Transaction Document conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Final Offering Memorandum. The Collateral conforms in all material respects to the description thereof contained in the General Disclosure Package and in the Final Offering Memorandum.

(p)Collateral Documents, Security Documents and Collateral. When the Offered Securities are delivered and paid for pursuant to this Agreement on the Closing Date:

i.	The Security Agreement will continue to be effective to grant a legal, valid and enforceable security interest in all of the grantor’s right, title and interest in the Collateral;

ii.
Upon due and timely filing and/or recording of any amendment of or supplement to the Security Documents with respect to the Collateral described in the Security Agreement, the security interests granted thereby will continue to constitute valid, perfected first-priority liens, subject to Permitted Liens and security interests in the Collateral, to the extent such security interests can be perfected by the filing and/or recording, as applicable, of the Security Documents for the benefit of the Trustee and the holders of the Offered Securities, and such security interests will be enforceable in accordance with the terms contained therein (except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors’ rights) against all creditors of any grantor subject to Permitted Liens;

iii.	The Energy Transfer Entities will collectively own, have rights in or have the power and authority to assign rights in the Collateral, free and clear of any Liens other than Permitted Liens.

(q)No Registration Rights. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no contracts, agreements or understandings between the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to any registration statement.

(r)Absence of Existing Defaults and Conflicts. None of the Energy Transfer Entities is (i) in violation of its respective formation, governing or any other organizational documents (the “Organizational Documents”), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except such breaches or violations that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the applicable Energy Transfer Entities to perform their obligations under this Agreement, Indenture and the Offered Securities, or (iii) in breach of, default under or violation of (nor has any event occurred that with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject (collectively, “Agreements and Instruments”), except such breaches, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)Absence of Defaults and Conflicts Resulting from the Transaction. The execution, delivery and performance of the Transaction Documents by each of the applicable Energy Transfer Entities, the issuance and sale of the Offered Securities by the Partnership and the compliance with the terms and provisions thereof does not and will not (i) violate the Organizational Documents of the applicable Energy Transfer Entities or (ii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, nor has any event occurred that with notice, lapse of time or both would result in any breach or violation of or constitute a default under, or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any Lien upon any property or assets of any of the Energy Transfer Entities pursuant to the Organizational Documents, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the applicable Energy Transfer Entity or any of their properties, or any Agreements and Instruments (other than pursuant to the Existing Indebtedness), except for breaches, defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the applicable Energy Transfer Entities or any of their respective subsidiaries.

(t)Absence of Further Requirements. No consent, approval, authorization, qualification, or order of, or filing or registration with, any person (including any governmental or regulatory authority, agency or other body or any court with jurisdiction over any of the Energy Transfer Entities or any of the assets or property of any of the Energy Transfer Entities, as well as the security holders of the Partnership Entities) is required for the execution, delivery and performance of this Agreement, the Indenture, the Security Agreement and the Offered Securities by the Partnership (including, but not limited to, the filing of any Security Documents pursuant to the Security Agreement), for the consummation of the transactions contemplated by this Agreement, the Indenture, the Security Agreement and the Offered Securities in connection with the offering, issuance and sale of the Offered Securities by the Partnership in the manner contemplated herein and in the General Disclosure Package or for the grant and perfection of Liens and security interests in the Collateral pursuant to the Security Agreement, except for (i) such consent, approval, authorization, qualification, order, filing or registration as may be required under any applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Offered Securities by the Purchasers and to perfect the Collateral Agent’s security interests granted pursuant to the Security Agreement and the Security Documents related thereto, (ii) such consent, approval, authorization, qualification, order, filing or registration that have been, or prior to the Closing Date will be, obtained and (iii) such consent, approval, authorization, qualification, order, filing or registration, which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(u)Title to Property. Each of the Energy Transfer Entities has good and marketable title to all real property and good title to all personal property described in the General Disclosure Package and the Final Offering Memorandum as being owned or to be owned by it, free and clear of any perfected security interest or any other Liens except as disclosed in the General Disclosure Package and the Final Offering Memorandum, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Energy Transfer Entities and as do not materially interfere with the use of such properties, taken as a whole.

(v)Rights-of-Way. Each of the Energy Transfer Entities has such consents, easements, rights-of-way, or licenses from any person (“rights-of-way”) as are necessary to enable it to use its pipelines as they have been used in the past and as they are expected to be used in the future as described in the General Disclosure Package and the Final Offering Memorandum, subject to such qualifications as may be set forth in the General Disclosure Package and the Final Offering Memorandum, and except for such rights-of-way the lack of which would not have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the General Disclosure Package and the Final Offering Memorandum, or as would not interfere with the operations of the Energy Transfer Entities as conducted on the date hereof to such a material extent that the Representative could reasonably conclude that proceeding with the issuance and sale of the Offered Securities would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Energy Transfer Entities, taken as a whole.

(w)Possession of Intellectual Property. Each of the Energy Transfer Entities owns, possesses, licenses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to any of the Energy Transfer Entities would, individually or in the aggregate, have a Material Adverse Effect.

(x)Possession of Licenses and Permits. Each of the Energy Transfer Entities has all necessary permits, licenses, and other authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable federal, state, local or foreign law, regulation or rule, and has obtained all necessary Permits from other persons, in each case as necessary in order to conduct its business as described in the General Disclosure Package and the Final Offering Memorandum, except for such Permits that, if not obtained or made (as applicable), would not have a Material Adverse Effect; none of the Energy Transfer Entities is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the Energy Transfer Entities, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(y)Absence of Labor Dispute. No labor disputes, strikes or work stoppages with or by the employees that are engaged in the businesses of the Energy Transfer Entities exist or, to the knowledge of the Partnership, is imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees or any applicable wage or hour laws.

(z)Environmental Laws. Except as described in the General Disclosure Package and the Final Offering Memorandum, each of the Energy Transfer Entities and their subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“environmental laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses as they are currently being conducted, (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry, there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any environmental laws against the Energy Transfer Entities (collectively, “Proceedings”), except where such non-compliance with environmental laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the General Disclosure Package and the Final Offering Memorandum, and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the Energy Transfer Entities nor any of their subsidiaries is currently named as a “potentially responsible party” under CERCLA.

(aa)Accurate Disclosure. The statements in (i) the General Disclosure Package and the Final Offering Memorandum under the headings “Description of Other Indebtedness,” “Description of Notes,” and “Certain United States Federal Income Tax Considerations;” (ii) the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 under the captions “Business – Regulation of Interstate Natural Gas Pipelines,” Business – Regulation of Sales of Natural Gas and NGLs”, Business – Regulation of Gathering Pipelines,” “Business – Regulation of Interstate Crude Oil and Refined Products Pipelines,” Business – Regulation of Intrastate Crude Oil and Refined Products Pipelines,” Business – Regulation of Pipeline Safety,” “Business – Environmental Matters,” “Risk Factors – Risks Related to the Businesses of ETP and Regency: – ETP and Regency’s interstate pipelines are subject to laws, regulations and policies governing the rates they are allowed to charge for their services, which may prevent us from fully recovering our costs, —The interstate pipelines are subject to laws, regulations and policies governing terms and conditions of service, which could adversely affect their business and operations, —Rate regulation or market conditions may not allow ETP to recover the full amount of increases in the costs of our crude oil and refined products pipeline operations — State regulatory measures could adversely affect the business and operations of ETP and Regency’s midstream and intrastate pipeline and storage assets, —Certain of ETP’s and Regency’s assets may become subject to regulation, —ETP and Regency may incur significant costs and liabilities resulting from performance of pipeline integrity programs and related repairs – ETP’s and Regency’s businesses involve hazardous substances and may be adversely affected by environmental regulation, in addition to the corresponding risk factors in the Annual Report on Form 10-K for Regency Energy Partners, L.P. and Energy Transfer Partners, L.P., and “Legal Proceedings,” in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings as of the date of each such document.

(bb)    Absence of Manipulation. None of the Partnership Entities nor any of their affiliates has, either alone or with one or more other persons, taken, directly or indirectly, any action designed to cause or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Securities.

(cc)    Statistical and Market-Related Data. All statistical or market-related data included or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required pursuant to the rules and regulations of the Commission.

(dd)    Internal Controls. Each of the Partnership Entities maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language incorporated by reference in the General Disclosure Package and the Final Offering Memorandum is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ee)    Disclosure Controls and Procedures and Compliance with the Sarbanes-Oxley. Each of the Partnership Entities has established and maintains and evaluates “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information required to be disclosed by the Partnership Entities in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the President and Chief Financial Officer, in the case of the Partnership, the Chief Executive Officer and the Chief Financial Officer, in the case of ETP, and the Chief Executive Officer and Chief Financial Officer, in the case of Regency, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s, ETP’s and Regency’s auditors and the Audit Committees of the Board of Directors of the General Partner, the Board of Directors of ETP GP LLC and the Board of Directors of Regency GP LLC have not been advised of: (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership’s, ETP’s or Regency’s ability to record, process, summarize and report financial data; (B) any fraud, whether or not material, that involves management or other employees who have a role in the Partnership’s, ETP’s or Regency’s internal controls; and (C) any material weaknesses in internal controls that have been identified for the Partnership’s, ETP’s or Regency’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership, ETP, Sunoco Logistics and Regency have made all certifications required by Sarbanes-Oxley and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and each of the Partnership Entities and the directors and officers of each of the General Partner, ETP GP LLC and Regency GP LLC are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE, in the case of each of the General Partner and ETP GP LLC, and The Nasdaq Global Select Market, in the case of Regency, promulgated thereunder.

(ff)    Litigation. Except as disclosed in the General Disclosure Package and the Final Offering Memorandum, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the Energy Transfer Entities or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except any such action, suit, claim, investigation or proceeding which, if determined adversely to any of the Energy Transfer Entities, would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)    Financial Statements. The public accountants whose reports are included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum are independent within the meaning of the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States). The historical financial statements, together with the related notes and schedules, included or incorporated by reference in each of the General Disclosure Package and the Final Offering Memorandum present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the respective dates or for the respective periods indicated and have been prepared in compliance with the requirements of the Securities Act, Exchange Act and the Rules and Regulations thereunder and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except to the extent expressly disclosed therein; and the other financial and statistical data set forth in the General Disclosure Package and the Final Offering Memorandum are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Energy Transfer Entities. Except for certain financial statements, which may be required under Rule 3-16 of Regulation S‑X of the Commission, no other financial statements would be required to be included or incorporated by reference in the General Disclosure Package pursuant to the accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations applicable to a registration statement on Form S-3.

(hh)    No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the General Disclosure Package, there has not been (i) any material adverse change, or any development or event involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Energy Transfer Entities that is material to the Partnership Entities (individually or in the aggregate), on the one hand, and/or the Energy Transfer Entities (taken as a whole), on the other hand, (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Energy Transfer Entities or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Energy Transfer Entities, in each case whether or not arising from transactions in the ordinary course of business.

(ii)    Investment Company Act. None of the Energy Transfer Entities is now, an “investment company” that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940, as amended (the “Investment Company Act”); and none of the Energy Transfer Entities, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Offering Memorandum, will be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

(jj)    Margin Rules. None of the Energy Transfer Entities nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement, the issuance, sale or delivery of the Offered Securities or the application of the proceeds thereof by the Partnership as described in each of the General Disclosure Package and the Final Offering Memorandum to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(kk)    Ratings. No “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act has imposed (or has informed the Partnership Entities that it is considering imposing) any condition (financial or otherwise) on the Partnership’s retaining any rating assigned to the Partnership or any securities of the Partnership or (ii) has indicated to the Partnership Entities that it is considering any of the actions described in Section 7(c) hereof.

(ll)    Reporting Status. The Partnership, ETP, Sunoco Logistics and Regency are each subject to Section 13 or 15(d) of the Exchange Act.

(mm)    Class of Securities Not Listed. No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Offered Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(nn)    No Registration. The offer and sale of the Offered Securities in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and Regulation S thereunder; and it is not necessary to qualify an indenture in respect of the Offered Securities under the Trust Indenture Act.

(oo)    No General Solicitation; No Directed Selling Efforts. Neither the Partnership, nor any of its affiliates, nor any person acting on its or their behalf (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities (other than the Existing 2024 Notes) or (ii) has offered or will offer or sell the Offered Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) (any such communication constituting a form of general solicitation or a general advertising, is referred to herein as a “General Solicitation Communication”), other than any such communication consented to in writing by the Representative (a “Permitted General Solicitation Communication”) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. Any such General Solicitation Communications consented to by the Representative are identified on Schedule C hereto. The Partnership, its affiliates and any person acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. The Partnership has not entered and the Partnership will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

(pp)    No Prohibition of Dividends or Distributions. No Energy Transfer Entity is currently prohibited, directly or indirectly, from making distributions in respect of its equity securities or from repaying loans or advances to the Partnership, ETP, Sunoco Logistics or Regency, as applicable, except in each case as described in (i) the General Disclosure Package and the Final Offering Memorandum, (ii) the Organizational Documents or (iii) the periodic and current reports filed by ETP, Sunoco Logistics or Regency with the Commission pursuant to the Exchange Act.

(qq)    Taxes. All tax returns required to be filed by the Energy Transfer Entities through the date hereof by the Energy Transfer Entities have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto, due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.

(rr)    ERISA. No Energy Transfer Entity has any liability for any prohibited transaction or has failed to satisfy minimum funding standards (within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which such Energy Transfer Entity makes or ever has made a contribution and in which any employee of such Energy Transfer Entity is or has ever been a participant. With respect to such plans, the Energy Transfer Entities are in compliance in all material respects with all applicable provisions of ERISA.

(ss)    Insurance. The Energy Transfer Entities maintain insurance covering their properties, operations, personnel and businesses as the Partnership or relevant Energy Transfer Entity reasonably deems adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Energy Transfer Entities and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the Closing Date; none of the Energy Transfer Entities has reason to believe that it will not be able to renew any such insurance as and when such insurance expires.

(tt)    Ownership of the General Partner. Kelcy L. Warren owns 81.2% and Ray C. Davis owns 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect at the Closing Date.

(uu)    Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with an approximate 0.3% general partner interest in the Partnership (the “GP Interest”); the GP Interest has been duly authorized and validly issued in accordance with the partnership agreement of the Partnership, as in effect at the Closing Date, and the General Partner owns such general partner interest free and clear of all Liens.

(vv)    Ownership of Limited Partnership Interests in the Partnership. The limited partners of the Partnership own 543,712,024 common units of the Partnership, representing an approximate 99.7% limited partner interest in the Partnership.

(ww)    Ownership of ETP GP LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETP GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of ETP GP and are fully paid (to the extent required under the limited liability company agreement of ETP GP) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(xx)    Ownership of ETP GP LP. (i) ETP GP LLC is the sole general partner of ETP GP LP, with a 0.01% general partner interest in ETP GP LP; (ii) such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of ETP GP LP; (iii) ETP GP LLC owns such general partner interest free and clear of all Liens, other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Offered Securities; (iv) the Partnership owns 100% of the Class A limited partner interests of ETP GP LP and 100% of the Class B limited partner interests of ETP GP LP; (v) such limited partner interests have been duly authorized and validly issued in accordance with the partnership agreement of ETP GP LP and are fully paid (to the extent required under the partnership agreement of ETP GP LP) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the General Disclosure Package); and (vi) the Partnership owns its limited partner interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(yy)    Ownership of the General Partner Interest in ETP. ETP GP LP is the sole general partner of ETP with an approximate 1.0% general partner interest in ETP (the “ETP GP Interest”); ETP GP LP owns

100% of the incentive distribution rights in ETP; the ETP GP Interest and the incentive distribution rights in ETP (collectively, the “ETP GP LP Interests”) have been duly authorized and validly issued in accordance with the partnership agreement of ETP; and ETP GP LP owns the ETP GP LP Interests free and clear of all Liens.

(zz)    Ownership of the Limited Partner Interests in ETP. On the date hereof and on the Closing Date, the issued and outstanding limited partner interests of ETP consist of 321,181,258 common units (the “ETP Common Units”) and 50,160,000 Class H Units (the “ETP Class H Units”), representing limited partner interests in ETP; on the date hereof and on the Closing Date, (i) the Partnership owns and will own 25,614,102 ETP Common Units representing approximately a 8.0% limited partner interest in ETP, in each case free and clear of all Liens, other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and (ii) ETE Common Holdings owns and will own 5,226,967 ETP Common Units representing 1.6% limited partner interest in ETP and owns and will own 50,160,000 ETP Class H Units, which ETP Common Units and ETP Class H Units owned by ETE Common Holdings will be on the Closing Date free and clear of all Liens (the ETP Common Units owned by the Partnership and ETP Common Units and the ETP Class H Units owned by ETE Common Holdings being referred to as, the “Owned Units”); all of the Owned Units and the limited partner interests represented by the ETP Common Units and the ETP Class H Units, included therein have been duly authorized and validly issued in accordance with the Amended and Restated Agreement of Limited Partnership of ETP, as amended (the “ETP Partnership Agreement”), and are fully paid (to the extent required under the ETP Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the General Disclosure Package).

(aaa)    Ownership of ETE Common Holdings. The Partnership owns 99.8% and ETE Common Holdings owns 0.2% of the issued and outstanding membership interests in ETE Common Holdings; such membership interests have been duly authorized and validly issued in accordance with the ETE Common Holdings LLC Agreement and are fully paid (to the extent required under the ETE Common Holdings LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date, the Partnership and ETE Common Holdings will own such membership interests free and clear of all Liens.

(bbb)    Ownership of ETE Common Holdings Member. The Partnership owns 100% of the issued and outstanding membership interests in ETE Common Holdings Member; such membership interests have been duly authorized and validly issued in accordance with the ETE Common Holdings Member LLC Agreement and are fully paid (to the extent required under the ETE Common Holdings Member LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date the Partnership will own such membership interests free and clear of all Liens.

(ccc)    Ownership of ETE Sigma Holdco, LLC. The Partnership owns 100% of the issued and outstanding membership interests in ETE Sigma Holdco, LLC (“ETE Sigma”); such membership interests have been duly authorized and validly issued in accordance with the ETE Sigma LLC Agreement and are fully paid (to the extent required under the ETE Sigma LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act).

(ddd)    Ownership of ETE Services. The Partnership owns 100% of the issued and outstanding membership interests in ETE Services; such membership interests have been duly authorized and validly issued in accordance with the ETE Services LLC Agreement and are fully paid (to the extent required under the ETE Services LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(eee)    Ownership of ETE GP Acquirer. The Partnership owns 100% of the issued and outstanding membership interests in ETE GP Acquirer; such membership interests have been duly authorized and validly issued in accordance with the ETE GP Acquirer LLC Agreement and are fully paid (to the extent required under the ETE GP Acquirer LLC Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date the Partnership will own such membership interests free and clear of all Liens.

(fff)    Ownership of Regency GP LLC. ETE GP Acquirer owns 100% of the issued and outstanding membership interests in Regency GP LLC; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Regency GP LLC and are fully paid (to the extent required under the limited liability company agreement of Regency GP LLC) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and on the Closing Date ETE GP Acquirer will own such membership interests free and clear of all Liens.

(ggg)    Ownership of the Limited Partner Interests in Regency GP LP. ETE GP Acquirer owns a 99.999% limited partner interest in Regency GP LP (the “Regency GP LP Interest”); the Regency GP LP Interest has been duly and validly authorized in accordance with the partnership agreement of Regency GP LP; and ETE GP Acquirer owns the Regency GP LP Interest free and clear of all Liens, other than those Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(hhh)    Ownership of the General Partner Interest in Regency GP LP. Regency GP LLC is the sole general partner of Regency GP LP with an approximate 0.001% general partner interest in Regency GP LP (the “Regency General Partner Interest”); the Regency General Partner Interest has been duly authorized and validly issued in accordance with the partnership agreement of Regency GP LP; and on the Closing Date Regency GP LLC will own the Regency General Partner Interest free and clear of all Liens.

(iii)    Ownership of the Limited Partner Interests in Regency. On the date hereof and on the Closing Date, the issued and outstanding limited partner interests of Regency consist of 356,547,965 common units (the “Regency Common Units”), representing limited partner interests in Regency; on the date hereof and on the Closing Date, the Partnership owns 26,266,791 Regency Common Units, representing approximately a 7.4% limited partner interest (collectively, the “Regency Owned Units”), in each case free and clear of all Liens, other than Liens arising under the partnership agreement of Regency, as amended (the “Regency Partnership Agreement”) and the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities; all of the Regency Owned Units and the limited partner interests represented by the Regency Common Units included therein have been duly authorized and validly issued in accordance with the Regency Partnership Agreement and are fully paid (to the extent required under the Regency Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise disclosed in the filings by Regency with the Commission).

(jjj)    Ownership of the General Partner Interest in Regency. Regency GP LP is the sole general partner of Regency with an approximate 0.8% general partner interest in Regency (the “Regency GP Interest”); Regency GP LP owns 100% of the incentive distribution rights in Regency; the Regency GP Interest and the incentive distribution rights in Regency (collectively, the “Regency GP LP Interests”) have been duly authorized and validly issued in accordance with the Regency Partnership Agreement; and Regency GP LP owns the Regency GP LP Interests free and clear of all Liens, other than Liens arising under Section 4.8 of the Partnership Agreement

(kkk)    Ownership of Regency Employees Management Holdings LLC. Regency GP LLC owns 100% of the issued and outstanding membership interests in Regency Employees Management Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Regency Employees Management Holdings and are fully paid (to the extent required under the limited liability company agreement of Regency Employees Management Holdings) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and Regency GP LLC owns such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(lll)    Ownership of Regency Employees Management LLC. Regency GP LLC owns 99.9% and Regency Employees Management Holdings owns 0.1% of the issued and outstanding membership interests in Regency Employees Management; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Regency Employees Management and are fully paid (to the extent required under the limited liability company agreement of Regency Employees Management) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 and 18-804 of the Delaware LLC Act); and Regency GP LLC and Regency Employees Management Holdings own such membership interests free and clear of all Liens other than Liens arising under the Existing Indebtedness prior to the Closing Date and thereafter, obligations under the Existing Indebtedness and the Offered Securities.

(mmm)    Ownership of Subsidiaries. All the outstanding shares of capital stock, limited liability company interests and partner interests of each of the subsidiaries of the Partnership, ETP, Sunoco Logistics and Regency, direct and indirect, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 17-303, 17-607 and 17-804 of the Delaware LP Act), or Section 101.206, 153.102 and 153.210 of the Texas Business Organizations Code; and, except (i) as provided in the Security Agreement, (ii) for each entity set forth on Schedule F in which ETP or Regency, as the case may be, owns the percentage interest specified on such schedule and (xiv) as provided in the Sixth Amended and Restated Credit Agreement of Regency dated as of May 31, 2013, as amended (the “Regency Credit Agreement”), the Partnership, ETP, Sunoco Logistics and Regency, respectively, own all of such shares and interests, directly or indirectly, free and clear of any perfected security interest or any other Liens. The limited liability company interests and partner interests of each entity listed under “Regency Non-Subsidiary Entities” in Schedule F have been duly authorized and validly issued and are fully paid (to the extent required under the limited liability company agreement or partnership agreement, as applicable, of such entity) and non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware LLC Act and by other similar provisions of applicable law of the state in which such entity is formed); and Regency owns such interests free and clear of any perfected security interest or any other Liens, except for Liens under the Regency Credit Agreement. The capital stock and membership interests of each entity listed under “ETP Non-Subsidiary Entities” in Schedule F have been duly authorized and validly issued and are fully paid (to the extent required under the limited liability company agreement of each such entity, as applicable) and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and ETP owns such interests free and clear of any perfected security interest or any other Liens.

(nnn)    No Business Interruptions. None of the Energy Transfer Entities has sustained since the date of the last audited financial statements included in the General Disclosure Package and the Final Offering Memorandum any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(ooo)    Non-Renewal of Agreements; No Third-Party Defaults. Except as described in the General Disclosure Package and the Final Offering Memorandum, none of the Energy Transfer Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements included as an exhibit to the General Disclosure Package and the Final Offering Memorandum, and no such termination or non-renewal has been threatened by any of the Energy Transfer Entities. To the knowledge of the Partnership, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Energy

Transfer Entities or any of their subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any agreement (and no event has occurred that, with notice or lapse of time or both would constitute such an event, which breach, default or violation would have a Material Adverse Effect.

(ppp)    Solvency of the Partnership.  As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the offering of the Offered Securities, the Partnership is and will be Solvent.  As used herein, “Solvent” shall mean, for the Partnership on a particular date, that on such date (i) the fair value of the property of the Partnership is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of the Partnership, (ii) the present fair salable value of the assets of the Partnership is not less than the amount that will be required to pay the probable liability of the Partnership on its debts as they become absolute and matured, (iii) the Partnership does not intend to, and does not believe that it will, incur debts and liabilities beyond the Partnership’s ability to pay as such debts and liabilities mature, (iv) the Partnership is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Partnership’s property would constitute an unreasonably small capital and (v) the Partnership is able to pay its debts as they become due and payable.

(qqq)    Independent Accountants. (i) Grant Thornton LLP, who have audited certain financial statements of the Partnership, its subsidiaries and certain affiliates are an independent registered public accounting firm with respect to the Partnership, its subsidiaries and such affiliates and, (ii) PricewaterhouseCoopers LLP, who have audited certain financial statements of Midcontinent Express Pipeline LLC, are an independent registered public accounting firm with respect to Midcontinent Express Pipeline LLC, in each case, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act, or independent certified public accountants under Rule 101 of the AICPA’s Code of Professional Conduct and its interpretations and rulings, as applicable.

(rrr)    No Unlawful Contributions or Other Payments. To the knowledge of the Partnership, neither it nor its subsidiaries or controlled affiliates has, within the past five years, violated in any material respect, and its participation in the offering will not violate, and it has instituted and maintains policies and procedures designed to ensure continued compliance with each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 or any other law, rule or regulation of similar purpose and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principals or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading With the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any Executive Order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder.

(sss)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act included or incorporated by reference in any of the General Disclosure Package or the Final Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Each certificate signed by any officer of a Partnership Entity and delivered to the Purchasers or counsel for the Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by such Partnership Entity to the Purchasers as to matters covered by such certificate.

3.Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the several Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Partnership, the respective principal amounts of the Offered Securities set forth opposite the names of the several Purchasers in Schedule A hereto at a purchase price of 101.20% of the principal amount of the Offered Securities, plus accrued interest from December 2, 2013 to the Closing Date.

The Partnership will deliver the Offered Securities to or as instructed by the Representative for the accounts of the several Purchasers in a form reasonably acceptable to the Representative against payment of the purchase price by the Purchasers in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representative at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:00 a.m., Houston time, on May 28, 2014 or at such other time or place not later than seven full business days thereafter as the Representative and the Partnership determine, such time being herein referred to as the “Closing Date”. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Simpson Thacher & Bartlett LLP at least 24 hours prior to the Closing Date.

4.Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Partnership that it is a “qualified institutional buyer” (as defined in Rule 144A) with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Offered Securities.

(b) Each Purchaser severally acknowledges that the Offered Securities have not been registered under the Securities Act and may not be sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has sold the Offered Securities, and will sell the Offered Securities (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 or Rule 144A. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Offered Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser severally agrees that, at or prior to confirmation of sale of the Offered Securities, other than a sale pursuant to Rule 144A, such Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the other Purchasers or affiliates of the other Purchasers or with the prior written consent of the Partnership.

(d) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Offered Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) other than a Permitted General Solicitation Communication. Each Purchaser severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

(e) Each Purchaser severally agrees that, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Offered Securities to the public in that Relevant Member State other than:

(i)    to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii)    to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the initial purchaser; or

(iii)    in any other circumstances falling within Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Offered Securities to the public” in relation to any Offered Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase or subscribe the Offered Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU..

(f) Each of the Purchasers severally represents and agrees that

(i)    (A) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (B) it has not offered or sold and will not offer or sell the Offered Securities other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the Offered Securities would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Partnership;

(ii)    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Offered Securities in circumstances in which Section 21(1) of the FSMA would not, if the Partnership was not an authorized person, apply to the Partnership; and

(iii)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Securities in, from or otherwise involving the United Kingdom.

5.Certain Agreements of the Partnership. The Partnership agrees with the several Purchasers that:

(a)    Amendments and Supplements to Offering Memoranda. The Partnership will promptly advise the Representative of any proposal to amend or supplement the Preliminary or Final Offering Memorandum or of the filing of any Exchange Act Report, which will be incorporated by reference therein, and will not effect such amendment or supplementation or filing without the Representative’s consent. If, at any time prior to the completion of the resale of the Offered Securities by the Purchasers, there occurs an event or development as a result of which the Preliminary or Final Offering Memorandum, the General Disclosure Package, any Supplemental Marketing Material or any General Solicitation Communication, or any document incorporated by reference therein, if republished immediately following such event or development, included or would include an untrue statement of a material fact or omitted or would omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership promptly will notify the Representative of such event and promptly will prepare and furnish, at its own expense, to the Purchasers and the dealers and to any other dealers at the request of the Representative, an amendment or supplement which will correct such statement or omission. Neither the Representative’s consent to, nor the Purchasers’ delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(b)    Furnishing Offering Memoranda. The Partnership will furnish to the Representative copies of the Preliminary Offering Memorandum, each other document comprising a part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as the Representative requests. At any time when the Partnership is not subject to Section 13 or 15(d), the Partnership will promptly furnish or cause to be furnished to the Representative and, upon request, to each of the other Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Partnership will pay the expenses of printing and distributing to the Purchasers all such documents.

(c)    Blue Sky Qualifications. The Partnership will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions in the United States and Canada as the Representative designate and will continue such qualifications in effect so long as required for the distribution, provided that the Partnership will not be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified, to register or qualify as a dealer in securities or to file a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.

(d)    Reporting Requirements. For so long as the Offered Securities remain outstanding, the Partnership will furnish to the Representative and, upon request, to each of the other Purchasers, as soon as practicable after the end of each fiscal year, a copy of its annual report to holders of its limited partnership units for such year; and the Partnership will furnish to the Representative and, upon request, to each of the other Purchasers (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to holders of the Partnership’s limited partnership units, (ii) copies of all reports and other communications (financial or otherwise) furnished by the Partnership to the Trustee or to the holders of the Offered Securities, and (iii) from time to time, such other information concerning the Partnership as the Representative may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Purchasers.

(e)    DTC-Eligibility. The Partnership will use its best efforts to permit the Offered Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(f)    No Resales by Affiliates. During the period of one year after the Closing Date, the Partnership will not, and will not permit any of its affiliates (as defined in Rule 144) to, resell any of the Offered Securities that have been reacquired by any of them.

(g)    Investment Company. During the period of one year after the Closing Date, the Partnership will not be or become, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act.

(h)    Payment of Expenses. Whether or not the transactions contemplated by this Agreement are consummated, the Partnership will pay all costs, expenses, fees and disbursements incidental to the performance of its obligations under this Agreement, including but not limited to: (i) the fees and expenses of the Trustee, the Collateral Agent and any paying agent, including related fees and expenses of their respective professional advisers; (ii) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Offered Securities and, as applicable, the Exchange Securities, the preparation and printing of this Agreement, the Offered Securities, the Indenture, the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum, all amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities and, as applicable, the Exchange Securities; (iii) the cost of any advertising approved by the Partnership in connection with the issue of the Offered Securities; (iv) any expenses (including fees and disbursements of counsel to the Purchasers) incurred in connection with qualification of the Offered Securities or the Exchange Securities for sale under the laws of such jurisdictions in the United States as the Representative designate and the preparation and printing of memoranda relating thereto; (v) any fees charged by investment rating agencies for the rating of the Offered Securities or the Exchange Securities; (vi) expenses incurred in reproducing and distributing the Preliminary Offering Memorandum, any other documents comprising any part of the General Disclosure Package, the Final Offering Memorandum (including any amendments and supplements thereto), any other document relating to the issuance, offer, sale and delivery of the Offered Securities and the Transaction Documents and (vii) the fees and expenses incurred with respect to creating, documenting and perfecting the security interests in the Collateral as contemplated by the Collateral Documents (including the related fees and expenses of counsel to the Purchasers for all periods prior to and after the Closing Date). The Partnership will also pay or reimburse the Purchasers (to the extent incurred by them) for costs and expenses of the Purchasers and the Partnership’s officers and employees and any other expenses of the Purchasers and the Partnership relating to investor presentations on any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Partnership’s officers and employees and any other expenses of the Partnership.

(i)    Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Offering Memorandum and, except as disclosed in the General Disclosure Package and the Final Offering Memorandum, the Partnership does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

(j)    Absence of Manipulation. Neither the Partnership nor any of its affiliates will take, either alone or with one or more other persons, any action that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Securities.

(k)    Conditions Under this Agreement. The Partnership will do and perform all things required to be done and performed under this Agreement by it and satisfy all conditions precedent on its part to the delivery of the Offered Securities.

(l)    Restriction on Sale of Securities. For a period beginning on the date hereof and ending 30 days after the Closing Date, the Partnership will not, directly or indirectly, offer, sell, contract to sell, pledge or otherwise dispose of, or file with the Commission a registration statement under the Securities Act relating to, any United States dollar-denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing without the prior written consent of the Representative.

(m)    Perfection of Security Interests. The Partnership (i) shall complete on or prior to the Closing Date all filings and other similar actions required in connection with the perfection of the security interests in the Collateral as and to the extent contemplated by the Indenture and the Collateral Documents and (ii) shall take all actions necessary to maintain such security interest and to perfect security interests in any Collateral acquired after the Closing Date, in each case as and to the extent contemplated by the Indenture and the Collateral Documents.

6.Free Writing Communications.

(a)    Issuer Free Writing Communication. The Partnership represents and agrees that, unless it obtains the prior consent of the Representative, and each Purchaser represents and agrees that, unless it obtains the prior consent of the Partnership and the Representative, it has not made and will not make any offer relating to the Offered Securities that would constitute (i) an Issuer Free Writing Communication or (ii) a General Solicitation Communication other than a Permitted General Solicitation Communication.

(b)    Term Sheets. The Partnership consents to the use by any Purchaser of a Free Writing Communication that (i) contains only (A) information describing the preliminary terms of the Offered Securities or their offering or (B) information that describes the final terms of the Offered Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of a pricing term sheet in the form of Exhibit B-1 to Schedule B hereto relating to the Offered Securities containing only information that describes the final terms of the Offered Securities or their offering and otherwise in a form consented to by the Representative, or (ii) does not contain any material information about the Partnership or its securities that was provided by or on behalf of the Partnership, it being understood and agreed that the Partnership shall not be responsible to any Purchaser for liability arising from any inaccuracy in such Free Writing Communications referred to in clause (i) or (ii) as compared with the information in the Preliminary Offering Memorandum, the Final Offering Memorandum or the General Disclosure Package.

7.Conditions of the Obligations of the Purchasers.  The obligations of the several Purchasers to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy when made and on the Closing Date of the representations and warranties of the Partnership herein, to the accuracy of the statements of officers of the Partnership Entities made pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. At the time of execution of this Agreement, the Purchasers shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representative, addressed to the Representative and dated the date hereof (i) confirming that they are independent public accountants with respect to certain of the Energy Transfer Entities and certain of their affiliates within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Offering Memorandum, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to initial purchasers in connection with public offerings of securities.

With respect to the letters of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Representative on behalf of the Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representative on behalf of the Purchasers a letter (the “bring-down letter”) of Grant Thornton LLP, addressed to the Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to certain of the Energy Transfer

Entities and certain of their affiliates within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated by reference in the General Disclosure Package and the Final Offering Memorandum, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(b)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred: (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business and properties of any of the Partnership and its subsidiaries taken as a whole which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Partnership has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representative, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States; or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it in the judgment of the Representative impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(c)    Opinion and 10b-5 Statement of Counsel for the Partnership. The Purchasers shall have received an opinion and 10b-5 statement, dated the Closing Date, of Latham & Watkins LLP, counsel for the Partnership, that is substantially to the effect set forth in Schedule G hereto.

(d)    Opinion and 10b-5 Statement of Counsel for the Purchasers. The Purchasers shall have received from Simpson Thacher & Bartlett LLP, counsel for the Purchasers, an opinion and 10b-5 statement, dated the Closing Date, with respect to such matters as the Representative may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e)    Officers’ Certificate. The Purchasers shall have received a certificate, dated as of the Closing Date, of a principal executive officer and a principal financial or accounting officer of the General Partner in which such officers shall state that: (i) the representations and warranties of the Partnership in this Agreement are true and correct; (ii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and that (iii) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business and properties of each of the Partnership Entities and its respective subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Offering Memorandum.

(f)    Indenture and the Offered Securities. The Representative shall have received conformed counterparts of the Sixth Supplemental Indenture, the Indenture and the Offered Securities that shall have been executed and delivered by the duly authorized officers of each party thereto.

(g)    Compliance with DTC Blanket Representation Letter. All agreements set forth in the blanket letter of representations of the Partnership to DTC relating to the approval of the Offered Securities by DTC for “book entry” transfer shall have been complied with.

(h)    No Downgrade. Subsequent to the earlier of the (A) Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities issued or guaranteed by the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Offered Securities or of any other debt securities or preferred stock issued or guaranteed by the Partnership or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(i)    Security Agreement and Collateral Agency Agreement. The Representative shall have received conformed counterparts of the Security Agreement and Collateral Agency Agreement that shall have been executed and delivered by duly authorized officers of each party thereto.

(j)    Filings, Registration and Recordings. Except as otherwise contemplated by the Security Agreement, each document (including any Uniform Commercial Code financing statement) required by the Security Agreement, or under law or reasonably requested by the Representative, in each case, to be filed, registered or recorded, or delivered for filing on or prior to the Closing Date, in order to create in favor of the Trustee, for the benefit of the holders of the Offered Securities, a perfected first-priority lien and security interests in the Collateral that can be perfected by the making of such filings, registrations or recordations, prior and superior to the right of any other person (other than Permitted Liens), shall be executed and in proper form for filing, registration or recordation.

(k)    Additional Documents. On or prior to the Closing Date, the Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

Each of the Partnership Entities, as applicable, will furnish the Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Purchasers reasonably request. All opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be deemed in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Purchasers. The Representative may in its sole discretion waive on behalf of the Purchasers compliance with any conditions to the obligations of the Purchasers hereunder.

8.Indemnification and Contribution. (a) Indemnification of Purchasers. The Partnership shall indemnify and hold harmless each Purchaser, its officers, employees, agents, partners, members, directors and affiliates of any Purchaser who have, or who are alleged to have, participated in the distribution of the Offered Securities as initial purchasers, and each person, if any, who controls such Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, any Issuer Free Writing Communication (including with limitation, any Supplemental Marketing Material) or any General Solicitation Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Partnership. Each Purchaser shall severally and not jointly indemnify and hold harmless the Partnership, its directors and officers and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Purchaser Indemnified Party”), against any losses, claims, damages or liabilities to which such Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained the Preliminary Offering Memorandum, the General Disclosure Package or the Final Offering Memorandum, in each case as amended or supplemented, or any Issuer Free Writing Communication, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by any Purchaser through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Purchaser Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Purchaser Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Purchaser consists of the following information in the Preliminary and Final Offering Memorandum furnished on behalf of each Purchaser: (i) information relating to stabilization appearing in the fifth paragraph under the caption “Plan of Distribution,” (ii) information relating to fees and expenses and activities and commercial transactions of the initial purchasers and their affiliates in the seventh paragraph under the caption “Plan of Distribution” and (iii) information relating to hedging transactions by the initial purchasers or their affiliates in the eighth paragraph under the caption “Plan of Distribution”; provided, however, that the Purchasers shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Partnership’s failure to perform its obligations under Sections 5(a), (b) or (c) of this Agreement.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Purchasers on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total discounts and commissions received by the Purchasers from the Partnership under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities purchased by it were resold exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. The Partnership and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9.Default of Purchasers. If any Purchaser or Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of Offered Securities that such defaulting Purchaser or Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Representative may make arrangements satisfactory to the Partnership for the purchase of such Offered Securities by other persons, including any of the Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Purchasers agreed but failed to purchase. If any Purchaser or Purchasers so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Representative and the Partnership for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Purchaser or the Partnership, except as provided in Section 10. As used in this Agreement, the term “Purchaser” includes any person substituted for a Purchaser under this Section. Nothing herein will relieve a defaulting Purchaser from liability for its default.

10.Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

11.Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership or its officers and of the several Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Purchaser, the Partnership or any of its representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Purchasers is not consummated, the Partnership shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Partnership and the Purchasers pursuant to Section 8 shall remain in effect. If the purchase of the Offered Securities by the Purchasers is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clauses (iii), (iv), (vi), (vii) or (viii) of Section 7(b), the Partnership will reimburse the Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

12.Notices. All communications hereunder will be in writing and, if sent to the Purchasers will be mailed, delivered or telegraphed and confirmed to the Purchasers, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, Attention: LCD-IBD, or, if sent to the Partnership will be mailed, delivered or telegraphed and confirmed to it at 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel; provided, however, that any notice to an Purchaser pursuant to Section 8 will be mailed, delivered or telefaxed and confirmed to such Purchaser.

13.Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the other persons referred to in Section 8, and no other person will have any right or obligation hereunder.

14.Representation of Purchasers. The Representative will act for the several Purchasers in connection with this purchase, and any action under this Agreement taken by you jointly will be binding upon all the Purchasers.

15.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

(a) No Other Relationship. The Purchasers have been retained solely to act as initial purchasers in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Partnership and the Purchasers has been created in respect of any of the transactions contemplated by this Agreement or the Preliminary or the Final Offering Memorandum, irrespective of whether the Purchasers have advised or are advising the Partnership on other matters;

(b) Arm’s-Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Partnership following discussions and arms-length negotiations with the Representative and of the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Partnership has been advised that the Purchasers and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Partnership and that the Purchasers have no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Partnership waives, to the fullest extent permitted by law, any claims it may have against the Purchasers for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Purchasers shall have no liability (whether direct or indirect) to the Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership, including equityholders, employees or creditors of the Partnership.

17.Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

(Remainder of Page Intentionally Left Blank)

If the foregoing is in accordance with the Purchasers’ understanding of our agreement, kindly sign and return to us one of the counterparts hereof, whereupon it will become a binding agreement between the Partnership and the several Purchasers in accordance with its terms.

Very truly yours,

ENERGY TRANSFER EQUITY, L.P.

By: LE GP, LLC, its general partner

By:___/s/ John W. McReynolds_______________________
Name: John W. McReynolds
Title: President

[Signature Page to Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
Acting on behalf of themselves and as the Representative of the several Purchasers

CREDIT SUISSE SECURITIES (USA) LLC

By: _/s/ Max Lipkind______________________
Name: Max Lipkind
    Title: Director

[Signature Page to Purchase Agreement]

SCHEDULE A

Purchasers	Principal Amount of Offered Securities
Credit Suisse Securities (USA) LLC	$201,250,000
Morgan Stanley & Co. LLC	$201,250,000
Deutsche Bank Securities Inc.	$148,750,000
RBC Capital Markets, LLC	$148,750,000
TOTAL Total	$700,000,000

Schedule A-1

SCHEDULE B

Issuer Free Writing Communications (included in the General Disclosure Package)
1. Final term sheet, dated May 22, 2014, a copy of which is attached hereto as Exhibit B-1.

Schedule B

Exhibit B-1 to Schedule B
Pricing Term Sheet, dated May 22, 2014
to Preliminary Offering Memorandum dated May 22, 2014
Strictly Confidential

ENERGY TRANSFER EQUITY, L.P.
5.875% Senior Notes due 2024

Pricing Term Sheet

This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, dated May 22, 2014 (the “Preliminary Offering Memorandum”). The information in this Pricing Term Sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned such terms in the Preliminary Offering Memorandum.

The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S under the Securities Act) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only (1) to “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non‑U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	Energy Transfer Equity, L.P.
Security Type:	Senior Notes
Issue Ratings (Moody’s / S&P / Fitch):	Ba2 / BB / BB+
Distribution:	Rule 144A/Regulation S with Registration Rights
Minimum Denomination:	$2,000
Pricing Date:	May 22, 2014
Settlement Date:	May 28, 2014 (T+3)
Maturity Date:	January 15, 2024
Principal Amount:	$700,000,000
Benchmark:	2.750% due November 15, 2023
Spread to Benchmark:	+311 bps
Yield to Worst:	5.602%
Coupon:	5.875%
Public Offering Price:	102.000%, plus accrued interest from December 2, 2013
Gross Proceeds:	$714,000,000, plus accrued interest from December 2, 2013
Optional Redemption:	Make whole call: T + 50 bps prior to October 15, 2023; par thereafter
Interest Payment Dates:	January 15 and July 15, beginning July 15, 2014
Interest Record Dates:	January 1 and July 1
CUSIP / ISIN:	Rule 144A: 29273V AE0 / US29273VAE02 Regulation S: U29268 AA4 / USU29268AA49
Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Morgan Stanley & Co. LLC Deutsche Bank Securities Inc. RBC Capital Markets, LLC
*Note: A securities rating is not a recommendation to buy, sell or hold a security and may be subject to revision or withdrawal at any time.

Exhibit B-1 to Schedule B

CHANGES TO THE PRELIMINARY OFFERING MEMORANDUM
In addition to the pricing information set forth above, the Preliminary Offering Memorandum is hereby updated to reflect the following changes:
As of March 31, 2014, after giving effect to the amendment to our term loan facility to increase the amount thereunder to $1.4 billion and this offering and the application of the net proceeds therefrom, ETE would have had approximately $3.7 billion of indebtedness outstanding.
“Capitalization”
The following table in the section entitled “Capitalization” appearing on page 23 of the Preliminary Offering Memorandum is hereby amended and restated in its entirety as follows:

	March 31, 2014
	Actual	As Adjusted	As Further Adjusted
Cash and Cash Equivalents	$1,010	$1,110	$1,196
Long-Term Debt:
Debt of Energy Transfer Equity
Revolving Credit Facility(1)	$520	$520	$ —
Term Loan Facility	1,000	1,000	1,400
7.500% Senior Notes due 2020	1,187	1,187	1,187
5.875% Senior Notes due 2024	450	450	1,150
Debt of Energy Transfer Partners
ETP Revolving Credit Facility(2)	—	—	—
ETP Senior Notes	10,636	10,636	10,636
ETP Junior Subordinated Notes	546	546	546
Transwestern Senior Notes	870	870	870
Sunoco Senior Notes	965	965	965
Panhandle Senior Notes	1,031	1,031	1,031
Panhandle Junior Subordinated Notes	54	54	54
Sunoco Logistics Credit Facilities(3)	985	85	85
Sunoco Logistics Senior Notes	1,975	2,975	2,975
Debt of Regency Energy Partners
Revolving Credit Facility(4)	606	906	906
Senior Notes	4,873	4,573	4,573
Other long-term debt	228	228	228
Unamortized premiums and fair value adjustments, net	367	367	381
Total Long-Term Debt	$26,293	$26,393	$26,987
Total Equity	$19,958	$19,958	$19,456
Total Capitalization	$46,251	$46,351	$46,443
____________________
(1)    In May 2014, we amended our revolving credit facility to increase the capacity to $1.2 billion. As of May 19, 2014, we had approximately $655 million of borrowings under our revolving credit facility and availability of $545 million thereunder. As of May 19, 2014 and after giving effect to the application of the estimated net proceeds from the offering of notes, we would have had no borrowings under our revolving credit facility and availability of $1.2 billion thereunder.
(2)    As of May 19, 2014, ETP had $361 million of borrowings outstanding and $103 million of letters of credit were issued under its revolving credit facility and $2.04 billion of availability thereunder.
(3)    As of May 19, 2014, Sunoco Logistics and its subsidiaries had an aggregate of $335 million of borrowings outstanding under their credit facilities and $1.2 billion of availability thereunder.

Exhibit B-1 to Schedule B

(4)    As of May 19, 2014, Regency had approximately $1.2 billion of borrowings outstanding and $31 million of letters of credit were issued under its revolving credit facility and $283 million of availability thereunder.
In addition to the amounts shown above, as of March 31, 2014, ETP’s unconsolidated joint ventures had an aggregate of $3.1 billion of indebtedness outstanding and Regency’s unconsolidated joint ventures had an aggregate of $1.2 billion of indebtedness outstanding. In connection with the closing of the contribution of ETP’s propane operations in January 2012, ETP agreed to provide contingent, residual support of $1.55 billion of senior notes issued by AmeriGas and certain of its affiliates with maturities through 2022. In connection with the closing of ETP’s acquisition of CrossCountry Energy, LLC in March 2012, Panhandle (as successor by merger to PEPL Holdings, LLC (“PEPL Holdings”)) agreed to provide contingent, residual support of $2.0 billion of senior notes issued by ETP with maturities through 2042. Additionally, in connection with the closing of the SUGS Contribution in April 2013, Panhandle (as successor by merger to PEPL Holdings) agreed to provide a guarantee of collection to Regency and Regency Energy Finance Corp. on $600 million of senior notes issued by Regency with maturity in 2023.
*****
This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Exhibit B-1 to Schedule B

Schedule C

PERMITTED GENERAL SOLICITATION COMMUNICATIONS

None.

Schedule C-1

Schedule D

Entity	Jurisdiction in which registered	Jurisdiction of foreign qualification
LE GP, LLC	Delaware	None
Energy Transfer Equity, L.P.	Delaware	Missouri
Energy Transfer Partners, L.L.C.	Delaware
Alabama, Arizona, California, Colorado, Florida, Georgia, Idaho, Illinois, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma (doing business as ETP, L.L.C.), Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as U.S. Propane Gas, L.L.C.)

Energy Transfer Partners GP, L.P.	Delaware
Alabama, Arizona, Colorado, Florida, Georgia, Illinois, Indiana, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Pennsylvania, South Carolina, South Dakota, Texas, Utah, Vermont, Virginia, Washington, Wyoming (doing business as Energy Transfer Company GP, Limited Partnership)

Energy Transfer Partners, L.P.	Delaware	Kansas, Kentucky (registered as ET Partners, L.P.), Louisiana, New York (registered under ETP Partners, L.P.), Oklahoma, Pennsylvania, Texas (registered as Energy TP, L.P.), West Virginia
ETE Common Holdings, LLC	Delaware	None
ETE Common Holdings Member, LLC	Delaware	None
ETE GP Acquirer LLC	Delaware	Texas
ETE Services Company, LLC	Delaware	None
Regency GP LLC	Delaware	Texas
Regency GP LP	Delaware	Texas
Regency Energy Partners LP	Delaware	Texas

Schedule D-1

Schedule E

ETE Subsidiaries

•	Change Up Acquisition Corporation, a Delaware corporation

•	Dakota Access, LLC, a Delaware limited liability company

•	Drive Acquisition Corporation, a Delaware limited liability company

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company

•	Energy Transfer Partners GP, LP, a Delaware limited partnership

•	Energy Transfer Partners, L.L.C., a Delaware limited liability company

•	Energy Transfer Partners, L.P., a Delaware limited partnership

•	Energy Transfer Terminalling Company, LLC, a Delaware limited liability company

•	ET Crude Oil Terminals, LLC, a Delaware limited liability company

•	ET LNG GP, LLC, a Delaware limited liability company

•	ET LNG, LP, a Delaware limited partnership

•	ET Rover Pipeline LLC, a Delaware limited liability company

•	ETC M-A Acquisition LLC, a Delaware limited liability company

•	ETE Common Holdings Member, LLC, a Delaware limited liability company

•	ETE Common Holdings, LLC, a Delaware limited liability company

•	ETE GP Acquirer LLC, a Delaware limited liability company

•	ETE Services Company, LLC, a Delaware limited liability company

•	ETE Sigma Holdco, LLC, a Delaware limited liability company

•	HSC Acquirer LLC, , a Delaware limited liability company

•	MACS Retail LLC, a Virginia limited liability company

•	Mid-Atlantic Convenience Stores, LLC, a Delaware limited liability company

•	Regency Employees Management Holdings LLC, a Delaware limited liability company

•	Regency Employees Management LLC, a Delaware limited liability company

•	Regency Energy Partners LP, a Delaware limited partnership

•	Regency GP LLC, a Delaware limited liability company

•	Regency GP LP, a Delaware limited partnership

•	Regency Intrastate Gas LP, a Delaware limited partnership

•	Sea Robin Pipeline Company, LLC, a Delaware limited liability company

•	Southside Oil, LLC, a Virginia limited liability company

•	SUG Holding Company, a Delaware corporation

ETP Subsidiaries

•	Atlantic Petroleum Corporation, a Delaware corporation

•	Atlantic Petroleum Delaware Corporation, a Delaware corporation

•	Atlantic Petroleum (Out) LLC, a Delaware limited liability company

•	Atlantic Pipeline (Out) L.P., a Texas limited partnership

•	Atlantic Refining & Marketing Corp., a Delaware corporation

•	Butane Acquisition I LLC, a Delaware limited liability company

•	Chalkley Gathering Company, LLC, a Texas limited liability company

•	Crosscountry Alaska, LLC, a Delaware limited liability company

•	Crosscountry Citrus, LLC, a Delaware limited liability company

•	Crosscountry Energy, LLC, a Delaware limited liability company

•	Energy Transfer Data Center, LLC, a Delaware limited liability company

•	Energy Transfer Dutch Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Employee Management Company, a Delaware corporation

•	Energy Transfer Equity, L.P., a Delaware limited partnership

•	Energy Transfer Fuel GP, LLC, a Delaware limited liability company

Schedule E-1

•	Energy Transfer Fuel, LP, a Delaware limited partnership

•	Energy Transfer Group, L.L.C., a Texas limited liability company

•	Energy Transfer International Holdings LLC, a Delaware limited liability company

•	Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company

•	Energy Transfer LNG Export, LLC, a Delaware limited liability company

•	Energy Transfer Mexicana, LLC, a Delaware limited liability company

•	Energy Transfer Partners GP, LP, a Delaware limited partnership

•	Energy Transfer Partners, L.L.C., a Delaware limited liability company

•	Energy Transfer Partners, L.P., a Delaware limited partnership

•	Energy Transfer Peru LLC, a Delaware limited liability company

•	Energy Transfer Retail Power, LLC, a Delaware limited liability company

•	Energy Transfer Rail Company, LLC, a Delaware limited liability company

•	Energy Transfer Technologies, Ltd., a Texas limited partnership

•	Enhanced Service Systems, Inc., a Delaware corporation

•	ET Company I, Ltd., a Texas limited partnership

•	ET Fuel Pipeline, L.P., a Delaware limited partnership

•	ETC Compression, LLC, a Delaware limited liability company

•	ETC Endure Energy, L.L.C., a Delaware limited liability company

•	ETC Energy Transfer, LLC, a Delaware limited liability company

•	ETC Fayetteville Express Pipeline, LLC, a Delaware limited liability company

•	ETC Fayetteville Operating Company, LLC, a Delaware limited liability company

•	ETC Gas Company, Ltd., a Texas limited partnership

•	ETC Gathering, LLC, a Texas limited liability company

•	ETC Hydrocarbons, LLC, a Texas limited liability company

•	ETC Interstate Procurement Company, LLC, a Delaware limited liability company

•	ETC Intrastate Procurement Company, LLC, a Delaware limited liability company

•	ETC Katy Pipeline, Ltd., a Texas limited partnership

•	ETC Lion Pipeline, LLC, a Delaware limited liability company

•	ETC Marketing, Ltd., a Texas limited partnership

•	ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company

•	ETC New Mexico Pipeline, Limited Partnership, a New Mexico limited partnership

•	ETC NGL Marketing, LLC, a Texas limited liability company

•	ETC NGL Transport, LLC, a Texas limited liability company

•	ETC Northeast Pipeline, LLC, a Delaware limited liability company

•	ETC Oasis GP, LLC, a Texas limited liability company

•	ETC Oasis, L.P., a Delaware limited partnership

•	ETC Texas Pipeline, Ltd., a Texas limited partnership

•	ETC Tiger Pipeline, LLC, a Delaware limited liability company

•	ETC Water Solutions, LLC, a Delaware limited liability company

•	ETE Holdco Corporation, a Delaware corporation

•	ETP Newco 1 LLC, a Delaware limited liability company

•	ETP Newco 2 LLC, a Delaware limited liability company

•	ETP Newco 3 LLC, a Delaware limited liability company

•	ETP Newco 4 LLC, a Delaware limited liability company

•	ETP Newco 5 LLC, a Delaware limited liability company

•	Five Dawaco, LLC, a Texas limited liability company

•	Heritage ETC GP, L.L.C., a Delaware limited liability company

•	Heritage ETC, L.P., a Delaware limited partnership

•	Heritage Holdings, Inc., a Delaware corporation

•	Houston Pipe Line Company LP, a Delaware limited partnership

•	HP Houston Holdings, L.P., a Delaware limited partnership

•	HPL Asset Holdings LP, a Delaware limited partnership

•	HPL Consolidation LP, a Delaware limited partnership

•	HPL GP, LLC, a Delaware limited liability company

Schedule E-2

•	HPL Holdings GP, L.L.C., a Delaware limited liability company

•	HPL Houston Pipe Line Company, LLC, a Delaware limited liability company

•	HPL Leaseco LP, a Delaware limited partnership

•	HPL Resources Company LP, a Delaware limited partnership

•	HPL Storage GP LLC, a Delaware limited liability company

•	Jalisco Corporation, a California corporation

•	LA GP, LLC, a Texas limited liability company

•	La Grange Acquisition, L.P., a Texas limited partnership

•	Lake Charles LNG Exports, LLC, a Delaware limited liability company

•	Lesley Corporation, a Delaware corporation

•	LG PL, LLC, a Texas limited liability company

•	LGM, LLC, a Texas limited liability company

•	Libre Insurance Company, Ltd., a Bermuda company

•	Lone Star NGL Asset GP LLC, a Delaware limited liability company

•	Lone Star NGL Asset Holdings II LLC, a Delaware limited liability company

•	Lone Star NGL Asset Holdings LLC, a Delaware limited liability company

•	Lone Star NGL Development LP, a Delaware limited partnership

•	Lone Star NGL Fractionators LLC, a Delaware limited liability company

•	Lone Star NGL Hastings LLC, a Delaware limited liability company

•	Lone Star NGL Hattiesburg LLC, a Delaware limited liability company

•	Lone Star NGL LLC, a Delaware limited liability company (70% limited liability company interest)

•	Lone Star NGL Marketing LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu GP LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu LP, a Delaware limited partnership

•	Lone Star NGL Pipeline LP, a Delaware limited partnership

•	Lone Star NGL Product Services LLC, a Delaware limited liability company

•	Lone Star NGL Refinery Services LLC, a Delaware limited liability company

•	Lone Star NGL Sea Robin LLC, a Delaware limited liability company

•	Mascot, Inc. a Massachusetts corporation

•	Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company

•	Missouri Gas Energy Employees’ Association, a Missouri not for profit corporation

•	New England Gas Appliance Company, a Massachusetts corporation

•	Oasis Partner Company, a Delaware corporation

•	Oasis Pipe Line Company, a Delaware corporation

•	Oasis Pipe Line Company Texas L.P., a Texas limited partnership

•	Oasis Pipe Line Finance Company, a Delaware corporation

•	Oasis Pipe Line Management Company, a Delaware corporation

•	Oasis Pipeline, LP, a Texas limited partnership

•	Pacesetter/MVHC, Inc., a Texas corporation

•	Pan Gas Storage LLC, a Delaware limited liability company

•	Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership

•	Panhandle Energy LNG Services, LLC, a Delaware limited liability company

•	Panhandle Holdings LLC, a Delaware limited liability company

•	Panhandle Storage LLC, a Delaware limited liability company

•	PEI Power Corporation, a Pennsylvania corporation

•	PG Energy Inc., a Pennsylvania corporation

•	Puerto Rico Sun Oil Company LLC, a Delaware limited liability company

•	Rich Eagleford Mainline, LLC, a Delaware limited liability company

•	SEC Energy Products & Services, L.P., a Texas limited partnership

•	SEC Energy Realty GP, LLC, a Texas limited liability company

•	SEC General Holdings, LLC, a Texas limited liability company

•	SEC-EP Realty, Ltd., a Texas limited partnership

•	Southern Union Gas Company, Inc., a Texas corporation

•	Southern Union Panhandle LLC, a Delaware limited liability company

Schedule E-3

•	SUCO LLC, a Delaware limited liability company

•	SUCO LP, a Delaware limited partnership

•	SU Gas Services Operating Company, Inc., a Delaware corporation

•	SU Holding Company, Inc., a Delaware corporation

•	SU Pipeline Management LP, a Delaware limited partnership

•	SU-West Texas Gathering Company, Inc., a Texas corporation

•	Sugair Aviation Company, a Delaware corporation

•	SUGS Holdings, LLC, a Delaware limited liability company

•	Sun Alternate Energy Corporation, a Delaware corporation

•	Sun Atlantic Refining and Marketing B.V., a Netherlands company

•	Sun Atlantic Refining and Marketing B.V., Inc., a Delaware corporation

•	Sun Atlantic Refining and Marketing Company, a Delaware corporation

•	Sun Canada, Inc., a Delaware corporation

•	Sun Company, Inc., a Delaware corporation

•	Sun Company, Inc., a Pennsylvania corporation

•	Sun International Limited, a Bermuda company

•	Sun Lubricants and Specialty Products Inc., a Quebec corporation

•	Sun Mexico One, Inc., a Delaware corporation

•	Sun Mexico Two, Inc., a Delaware corporation

•	Sun Oil Company, a Delaware corporation

•	Sun Oil Export Company, a Delaware corporation

•	Sun Oil International, Inc., a Delaware corporation

•	Sun Petrochemicals Inc., a Delaware corporation

•	Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company

•	Sun Pipe Line Delaware (Out) LLC, a Delaware limited liability company

•	Sun Refining and Marketing Company, a Delaware corporation

•	Sun Services Corporation, a Pennsylvania corporation

•	Sun Transport LLC, a Pennsylvania limited liability company

•	Sun-Del Pipeline LLC, a Delaware limited liability company

•	Sun-Del Services, Inc., a Delaware corporation

•	Sunmarks, LLC, a Delaware limited liability company

•	Sunoco de Mexico, S.A. de C.V., a Mexico company

•	Sunoco, Inc., a Pennsylvania corporation

•	Sunoco, Inc. (R&M), a Pennsylvania corporation

•	Sunoco Overseas, Inc., a Delaware corporation

•	Sunoco Partners Butane Blending LLC, a Delaware limited liability company

•	Sunoco Partners LLC, a Pennsylvania limited liability company

•	Sunoco Power Marketing L.L.C., a Pennsylvania limited liability company (99% interest)

•	Sunoco Receivables Corporation, Inc., a Delaware corporation

•	TETC, LLC, a Texas limited liability company

•	Texas Energy Transfer Company, Ltd., a Texas limited partnership

•	Texas Energy Transfer Power, LLC, a Texas limited liability company

•	The New Claymont Investment Company, a Delaware corporation

•	The Sunoco Foundation, a Pennsylvania not-for-profit corporation

•	Transwestern Pipeline Company, LLC, a Delaware limited liability company

•	Trunkline Deepwater Pipeline LLC, a Delaware limited liability company

•	Trunkline Field Services LLC, a Delaware limited liability company

•	Trunkline Gas Company, LLC, a Delaware limited liability company

•	Trunkline LNG Company, LLC, a Delaware limited liability company

•	Trunkline LNG Export, LLC, a Delaware limited liability company

•	Trunkline LNG Holdings LLC, a Delaware limited liability company

•	Trunkline Offshore Pipeline LLC, a Delaware limited liability company

•	Westex Energy LLC, a Delaware limited liability company

•	Whiskey Bay Gas Company, Ltd., a Texas limited partnership

Schedule E-4

•	Whiskey Bay Gathering Company, LLC, a Delaware limited liability company

Sunoco Logistics Subsidiaries

•	Excel Pipeline LLC, a Delaware limited liability company

•	Inland Corporation, an Ohio corporation (70% interest)

•	Mid-Valley Pipeline Company, an Ohio corporation (90.999% interest)

•	Sunoco Logistics Partners GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company

•	Sunoco Logistics Partners Operations L.P., a Delaware limited partnership

•	Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company

•	Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership

•	Sunoco Partners NGL Facilities LLC, a Delaware limited liability company

•	Sunoco Partners Operating LLC, a Delaware limited liability company

•	Sunoco Partners Real Estate Acquisition LLC, a Delaware limited liability company

•	Sunoco Partners Rockies LLC, a Delaware limited liability company

•	Sunoco Pipeline Acquisition LLC, a Delaware limited liability company

•	Sunoco Pipeline L.P., a Texas limited partnership

•	West Texas Gulf Pipe Line Company, a Delaware corporation (60.3% interest)

Regency Subsidiaries

•	CDM Resource Management LLC, a Delaware limited liability company

•	Connect Gas Pipeline LLC, a Delaware limited liability company

•	Dulcet Acquisition LLC, a Delaware limited liability company

•	Fieldcrest Resources LLC, a Delaware limited liability company

•	FrontStreet Hugoton LLC, a Delaware limited liability company

•	Gulf States Transmission LLC, a Louisiana limited liability company

•	K Rail LLC, a Delaware limited liability company

•	Kanawha Rail LLC, a Virginia limited liability company

•	LJL, LLC, a West Virginia limited liability company

•	Loadout LLC, a Delaware limited liability company

•	Penn Virginia Operating Co., LLC, a Delaware limited liability company

•	Pueblo Holdings, Inc., a Delaware corporation

•	Pueblo Midstream Gas Corporation, a Texas corporation

•	PVR Midstream JV Holdings LLC, a Delaware limited liability company

•	Regal Midstream LLC, a Delaware limited liability company

•	Regency Energy Finance Corp., a Delaware corporation

•	Regency Field Services LLC, a Delaware limited liability company

•	Regency Gas Services LP, a Delaware limited partnership

•	Regency Gas Utility LLC, a Delaware limited liability company

•	Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company

•	Regency Hydrocarbons LLC, an Oklahoma limited liability company

•	Regency Laverne Gas Processing LLC, an Oklahoma limited liability company

•	Regency Liquids Pipeline LLC, a Delaware limited liability company

•	Regency Marcellus Gas Gathering, LLC a Delaware limited liability company

•	Regency Midcontinent Express LLC, a Delaware limited liability company

•	Regency Midstream LLC, a Delaware limited liability company

•	Regency NEPA Gas Gathering LLC, a Texas limited liability company

•	Regency Pipeline, LLC, a Delaware limited liability company

•	Regency Ranch JV LLC, a Delaware limited liability company

•	Regency Texas Pipeline LLC, a Delaware limited liability company

Schedule E-5

•	Regency Utica Gas Gathering, LLC, a Delaware limited liability company

•	RGP Marketing LLC, a Texas limited liability company

•	RGP Westex Gathering Inc., a Texas corporation

•	RGU West LLC, a Texas limited liability company

•	Suncrest Resources LLC, a Delaware limited liability company

•	Toney Fork LLC, a Delaware limited liability company

•	West Texas Gathering Company, a Delaware corporation

•	WGP-KHC, LLC, a Delaware limited liability company

Schedule E-6

Schedule F

ETP Non-Subsidiary Entities

•	Amerigas Partners L.P., a Delaware limited partnership (32% interest)

•	Aventine Renewable Energy Holdings, Inc., a Delaware corporation (2.803% interest)

•	Citrus Corp., a Delaware corporation (50% equity interest)

•	Citrus Energy Services, Inc., a Delaware corporation (50% interest)

•	Clean Air Action Corporation, a Delaware corporation (10% interest)

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)

•	Explorer Pipeline Company, a Delaware corporation (9.398% interest)

•	Fayetteville Express Pipeline LLC, a Delaware limited liability (50% membership interest)

•	FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest)

•	Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest)

•	Japan Sun Oil Company, Ltd., a Japanese company (30% interest)

•	Lake Charles Exports, LLC, a Delaware limited liability company (20% member interest)

•	Lavan Petroleum Company, an Iranian company (a 12.5% interest)

•	Lee 8 Storage Partnership, a Delaware limited partner (29% limited partner interest)

•	Liberty Pipeline Group, LLC, a Delaware limited liability company (50% membership interest)

•	Lugresa, S.A., a Panama corporation (60% interest)

•	Oil Casualty Insurance, Ltd. a Bermuda company (2.130% interest)

•	Oil Insurance Limited, a Bermuda company (a 2.174% interest)

•	PEI Power II, LLC, a Pennsylvania limited liability company (49.9% member interest)

•	PES Holdings LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions Refining & Marketing LLC, a Delaware limited liability company (49% interest)

•	Sunoco Logistics Partners L.P., a Delaware limited partnership (33.7% interest)

•	Trunkline Crude Oil Pipeline, LLC, a Delaware limited liability company (40% interest)

•	Venezoil, C.A., a Venezuelan company (a 6% interest)

•	West Shore Pipe Line Company, a Delaware corporation (17.179% interest)

•	Wolverine Pipe Line Company, a Delaware corporation (31.478% interest)

•	Yellowstone Pipe Line Company, a Delaware corporation (14% interest)

Regency Non-Subsidiary Entities

•	Edwards Lime Gathering, LLC, a Delaware limited liability company (60% membership interest)

•	ELG Oil LLC, a Delaware limited liability company (60% membership interest)

•	ELG Utility LLC, a Delaware limited liability company (60% membership interest)

•	RIGS Haynesville Partnership Co., a Delaware general partnership (49.99% partnership interest)

•	RIGS GP LLC, a Delaware limited liability company (49.99% limited liability company interest)

•	Regency Intrastate Gas LP, a Delaware limited partnership (49.99% partnership interest)

•	Midcontinent Express Pipeline LLC, a Delaware limited liability company (50% limited liability company interest)

•	Lone Star NGL LLC, a Delaware limited liability company (30% limited liability company interest)

•	Ranch Westex JV LLC, a Delaware limited liability company (33.33% limited liability company interest)

•	Kingsport Services LLC, a Delaware limited liability company (50% limited liability company interest)

•	Kingsport Handling LLC, a Delaware limited liability company (50% limited liability company interest)

•	Coal Handling Solutions LLC, a Delaware limited liability company (50% limited liability company interest)

•	Maysville Handling LLC, a Delaware limited liability company (25% limited liability company interest)

•	Covington Handling LLC, a Delaware limited liability company (25% limited liability company interest)

•	CBC/Leon Limited Partnership, an Oklahoma limited partnership (91% limited liability company interest)

•	Leon Limited Partnership I, an Oklahoma limited partnership (50% limited liability company interest)

•	Bright Star Partnership (6.9% limited liability company interest)

Schedule F-1

•	Aqua – PVR Water Services LLC, a Delaware limited liability company (51% limited liability company interest)

Schedule G-2

Schedule G

FORM OF OPINION OF COUNSEL TO THE PARTNERSHIP

Schedule G-1

1.    Each of the Energy Transfer Entities is a limited partnership or limited liability company, as applicable, under the laws of the State of Delaware with partnership or limited liability company power and authority, as applicable, to (i) with respect to the Partnership, own its properties and to conduct its business as described in the Preliminary Offering Memorandum and the Final Offering Memorandum, and (ii) execute, deliver, incur and perform its obligations under the Transaction Documents to which it is a party, and perform its obligations thereunder. With your consent, based solely on certificates from public officials, we confirm that each of the Energy Transfer Entities is validly existing and in good standing under the laws of the State of Delaware.
2.    The execution, delivery and performance of the Purchase Agreement have been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner, and the Purchase Agreement has been duly executed and delivered by the Partnership.
3.    The Indenture (i) has been qualified under the Trust Indenture Act of 1939, as amended, (ii) has been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner and duly executed and delivered by the Partnership and (iii) is the legally valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.
4.    The Notes have been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner and have been duly executed and delivered by the Partnership, and when authenticated by the Trustee in accordance with the terms of the Indenture and paid for in accordance with the terms of the Purchase Agreement, will be legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.
5.     The Registration Rights Agreement has been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner, and has been duly executed and delivered by the Partnership and is the legally valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms.
6.    The Partnership’s Exchange Securities to be issued in exchange for the Notes pursuant to the registered exchange offer contemplated by the Registration Rights Agreement have been duly authorized by all necessary limited partnership action of the Partnership and limited liability company action of the General Partner; and when the Exchange Securities are issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Securities will be entitled to the benefits of the Indenture and will be the valid and legally binding obligations of the Partnership, enforceable in accordance with their terms.
7.    The execution and delivery of the Transaction Documents, the issuance and sale of the Notes by the Partnership to you and the other Purchasers pursuant to the Purchase Agreement, and the granting of the liens, do not on the date hereof:
(i)     violate the Partnership Governing Documents or any of the Energy Transfer Entities’ Governing Documents;
(ii)     result in the breach of or a default under any of the Specified Agreements or require any Energy Transfer Entity to grant (or result in the creation of) a lien on or security interest in, any of its properties other than as contemplated by the Collateral Documents;
(iii)     violate any federal, New York or Texas statute, rule or regulation, the laws of the State of New York or the State of Texas applicable to the Energy Transfer Entities, the Delaware LP Act or the DLLCA; or
(iv)    require any consents, approvals, or authorizations to be obtained by any Energy Transfer Entity from, or any registrations, declarations or filings to be made by any Energy Transfer Entity with, any governmental authority under any federal, New York or, with respect to the Transaction Documents, Texas,

Schedule G-2

statute, rule or regulation applicable to any Energy Transfer Entity or the Delaware LP Act or the DLLCA that have not been obtained or made, except (a) filings and recordings required in order to perfect or otherwise protect the security interests under the Collateral Documents and (b) any consents or approvals required in connection with a disposition of collateral including compliance with federal and state securities laws in connection with any sale of any portion of the collateral consisting of securities under such securities laws.
8.    The Security Agreement creates a valid security interest in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Security Agreement), in that portion of the collateral described in Section 2.1 of the Security Agreement in which any of the Energy Transfer Entities party thereto has rights and a valid security interest may be created under Article 9 of the NY UCC (the “UCC Collateral”) which security interest secures the Secured Obligations (as defined in the Security Agreement).
9.    The Delaware Financing Statements are in appropriate form for filing in the Filing Office. Upon the proper filing of the Delaware Financing Statements in the Filing Office, the security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, in each Energy Transfer Entity’s rights in the UCC Collateral described in the Delaware Financing Statements will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in the Filing Office.
10.    Upon delivery of that portion of the UCC Collateral that constitutes “certificated securities” within the meaning of Section 8-102(a)(4) of the NY UCC (the “Pledged Securities”) to the Collateral Agent in, and while located in, the State of New York, pursuant to the Collateral Documents, indorsed to the Collateral Agent or in blank, in each case, by an effective endorsement, or accompanied by stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest in favor of the Collateral Agent in the Pledged Securities will be perfected by control (as defined in the NY UCC).
11.    The statements in the General Disclosure Package and the Final Offering Memorandum under the caption “Description of Notes” insofar as they purport to describe or summarize certain provisions of the Notes or the Indenture, are accurate summaries or descriptions in all material respects.
12.    The Partnership is not, and immediately after giving effect to the sale of the Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the General Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
13.    The issue and sale of the Notes by the Partnership, and the application of the proceeds thereof by the Partnership as described in the Final Offering Memorandum, do not violate Regulation X of the Board of Governors of the Federal Reserve System.
14.    No registration under the Securities Act of 1933, as amended, of the Notes is required for the offer and sale of the Notes by the Partnership to the Purchasers or the reoffer and resale of the Notes by the Purchasers to the initial purchasers therefrom solely in the manner contemplated by the Final Offering Memorandum, the Purchase Agreement and the Indenture.
15.    Based on our review of the Preliminary Offering Memorandum, the General Disclosure Package (including the Exchange Act Reports incorporated by reference therein), our participation in the conferences with certain officers and employees of the Partnership, representatives of the Partnership’s auditors, your representatives and your counsel, our review of the records and documents as described above, as well as our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, nothing came to our attention that causes us to believe that:

i.
the General Disclosure Package (including the Exchange Act Reports incorporated by reference therein), as of the Applicable Time specified in the Purchase Agreement, contained any untrue statement of a material fact or omitted to state a material fact necessary in order

Schedule G-3

to make the statements therein, in light of the circumstances under which they were made, not misleading, or

ii.
The Final Offering Memorandum (including the Exchange Act Reports incorporated by reference therein), as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the lights of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the General Disclosure Package, the Final Offering Memorandum or the Exchange Act Reports.
TAX OPINION OF LATHAM & WATKINS
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Preliminary Offering Memorandum and the Final Offering Memorandum, we hereby confirm that the statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the caption “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Schedule G-4